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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     HANOVER COMPRESSION LIMITED PARTNERSHIP


It is hereby certified that:

          FIRST: The name of the limited partnership (hereinafter called the "Partnership") is HANOVER COMPRESSION LIMITED PARTNERSHIP

          SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

          "Third: The name and mailing address of the sole general partner of the Limited Partnership is:

                    Hanover Compression General Holdings, LLC
                    12001 N Houston Rosslyn
                    Houston, TX 77086"

          The undersigned, the sole general partner of the Partnership, executed this Certificate of Amendment on January 2, 2001.

                               Hanover Compression General Holdings,
                               LLC, its General Partner

                               By: Hanover Compressor Company, its member

                               By: /s/ Richard S. Meller
                                  ----------------------------------
                                   Richard S. Meller, its Secretary